SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2007

PACKETPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-19705	13-3469932
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

587 Connecticut Ave., Norwalk, CT    06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 831-2214

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events

On October 19, 2007, in connection with the settlement and dismissal of a civil law suit originally filed on November 16, 2005 by the Securities and Exchange Commission in the Federal District Court in the District of Connecticut, the SEC issued a Cease and Desist Order and certain remedial actions against Packetport .Com., Inc, a Nevada corporation, its Directors and Officers, Microphase corporation, a Connecticut corporation and others. The two officers of the Company are Mr. Ronald A. Durando, President and Chief Executive Officer and Mr. Gustave T. Dotoli, the Chief Operating Officer who also serve as directors and Mr. Robert Jaffe, a former director. The Civil suit brought by the SEC was brought against Mr. Durando, Mr. Dotoli, and Mr. Jaffe in connection with their positions as officers and directors of Packetport.com, Inc. (the "Company"). More information regarding the detailed terms of the settlement can be found in SEC release No 8858 dated October 18, 2007 promulgated under the Securities Act of 1933 and SEC Release No. 56672 dated October 18, 2007 promulgated pursuant to the Securities Exchange Act of 1934.

Mr. Durando and Mr. Dotoli will continue to serve as officers and directors of the Company until completion of an acquisition of the company by YFonGlobal LLC first announced by the company on June, 2007. Mr Durando and Mr. Dotoli together with Microphase corporation and others without admitting or denying the findings of the SEC, except as to jurisdiction and subject matter, have consented to the entry of the Order Instituting Cease-and Desist Proceedings, Making findings and Imposing a Cease and Desist Order and Remedial Sanctions pursuant to Section 8A of the Securities Exchange Act of 1933 and Section 21C of the Securities Exchange Act of 1934.

Exhibit 99.1: SEC Releases

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PACKETPORT.COM, INC.

By:	/s/ RONALD A. DURANDO
Ronald A. Durando
President and Chief Executive Officer

Date: October 19, 2007